                                                                     Exhibit 4.7

     WARRANT AGREEMENT (the "Agreement"), dated as of January 7, 2002, between Mercator Software, Inc., a Delaware corporation (the "Company"), and MAST Services LLC, a limited liability company formed and existing under the laws of Delaware (the "Holder").

     WHEREAS, the Holder has provided certain services to the Company; and in consideration for such services, the Company has granted warrants (the "Initial Warrants") to the Holder, each such Initial Warrant entitling the Holder to purchase, upon the terms and subject to the conditions contained in this Agreement and the certificates evidencing the Initial Warrants (the "Initial Warrant Certificates"), one share of common stock of the Company; subject to adjustment as provided herein;

     WHEREAS, the parties hereto desire to acknowledge the grant of the Initial Warrants, define and clarify certain rights of the Holder with respect to such Initial Warrants and provide for the grant of additional warrants on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto acknowledge and agree as follows:

     Section 1. Issuance of Initial Warrants; Issuance of Initial Warrant
                ---------------------------------------------------------
Certificate.
-----------

     (a)   The Company and the Holder hereby acknowledge that:

     (i) On June 30, 2001, the Company granted to the Holder an Initial Warrant to purchase 101,694 shares of common stock of the Company, $.01 par value per share (the "Common Stock") at an initial exercise price of $4.00 per share, which such initial exercise price is subject to adjustment as provided herein.

     (ii) On June 30, 2001, the Company granted to the Holder an Initial Warrant to purchase 30,000 shares of Common Stock of the Company at the initial exercise price of $3.66 per share, which such initial exercise price is subject to adjustment as provided herein.

     (iii) On July 2, 2001 the Company granted to the Holder an Initial Warrant to purchase 100,000 shares of Common Stock of the Company at the initial exercise price of $4.00 per share, which such initial exercise price is subject to adjustment as provided herein.

     (iv) On July 2, 2001 the Company granted to the Holder an Initial Warrant to purchase 21,087 shares of Common Stock of the Company at the initial exercise price of $4.00 per share, which such initial exercise price is subject to adjustment as provided herein.

     (v) On October 12, 2001 the Company granted to the Holder an Initial Warrant to purchase 100,000 shares of Common Stock of the Company at the initial exercise price of $4.00 per share, which such initial exercise price is subject to adjustment as provided herein.

     (vi) On October 12, 2001 the Company granted to the Holder an Initial Warrant to purchase 100,000 shares of Common Stock of the Company at the initial exercise price of $4.00 per share, which such initial exercise price is subject to adjustment as provided herein.

     (vii) On October 12, 2001 the Company granted to the Holder an Initial Warrant to purchase 3,666 shares of Common Stock of the Company at the initial exercise price of $4.00 per share, which such initial exercise price is subject to adjustment as provided herein.

     (b) The Company hereby issues to the Holder Initial Warrant Certificates, substantially in the form set forth in Exhibit A attached hereto representing
                                       ---------
the Initial Warrants granted to the Holder as provided in Subsections (a)(i) through (a)(vii) above.

     Section 2. Issuance of Additional Warrants. From time to time, upon
                -------------------------------
provision by the Holder of additional services to the Company, the Company shall grant to the Holder that number of warrants ("Additional Warrants" and together with the Initial Warrants, the "Warrants") as calculated pursuant to Exhibit B
                                                                     ---------
attached hereto and shall issue certificates representing such Additional Warrants (the "Additional Warrant Certificates" and together with the Initial Warrant Certificates, the "Warrant Certificates"), which such Additional Warrant Certificates shall contain the same terms and conditions as the Initial Warrant Certificates issued pursuant to subsections 1(a)(i) through 1(a)(vii) above, except that such Additional Warrant Certificates shall contain an exercise (strike) price, grant date and expiration date in accordance with Exhibit B
                                                                  ---------
attached hereto.

     Section 3. Execution and Countersignature of Warrant Certificates. The
                ------------------------------------------------------
Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Treasurer (each, a "Company Officer") under its corporate seal reproduced thereon attested by its Secretary or

Assistant Secretary. The signature of any of these Company Officers on any Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time Company Officers shall bind the Company even if any such individual ceased to be a Company Officer prior to the execution and delivery of such Warrant Certificate or was not a Company Officer at the date of this Agreement.

     Section 4. Transfers. Additional Warrants are not transferable or
                ---------
assignable, in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Holder may transfer the Warrants to MAST International Limited, an affiliate of the Holder, provided, however, that
(i) the Holder delivers an opinion of counsel satisfactory to counsel for the Company that such transfer does not require registration under the Securities Act of 1933, as amended; and (ii) the transferee delivers a letter agreement to the Company stating that the transferee has agreed to be bound by the terms of this Agreement. Warrant Certificates cancelled pursuant to any provisions of this Agreement shall not be reissued, and shall be returned to the Company.

     Section 5. Duration and Exercise of Warrants.
                ---------------------------------

     (a) Each Warrant shall expire at 5:00 p.m. Connecticut time on the third anniversary of such Warrant's effective date (a "Grant Date"), except as otherwise described in the Warrant Certificate (such date of expiration being herein referred to as the "Expiration Date"). In the event that the Expiration Date falls on a day other than a Business Day, the Warrants shall expire at 5:00 p.m. Connecticut time on the next succeeding Business Day. A "Business Day" shall mean a day other than a Saturday, Sunday or a public or national bank holiday or the equivalent for banks generally under the laws of the State of Connecticut.

     (b) The Warrants are immediately exercisable upon grant. The Warrants represented by each Warrant Certificate shall only be exercisable for shares of Common Stock of the Company from such Warrant's Grant Date through and including such Warrant's Expiration Date. Each Warrant may be exercised on any Business Day on or prior to 5:00 p.m. Connecticut time on the Expiration Date. After 5:00 p.m. Connecticut time on the Expiration Date, unexercised Warrants will become wholly void and of no value.

     (c) Subject to the provisions of this Agreement, the Holder shall have the right to purchase from the Company (and the Company shall issue and sell to the Holder) one fully paid and nonassessable share of Common Stock at the exercise price (the "Exercise Price") at the time in effect hereunder, upon surrender to the Company of the Warrant Certificate evidencing the Warrant exercised, with the Form of Exercise attached therewith duly completed and signed, and upon payment of the Exercise Price in lawful money of the United States of America by certified or official bank check payable to the order of the Company or as pursuant to Section 11(b) of this Agreement.

     (d) Subject to Sections 6 and 13, upon surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder and an amount equal to any applicable transfer tax in cash or by certified check or official bank check payable to the order of the Company, the Company shall thereupon promptly cause to be issued and shall deliver to the Holder within a reasonable time, not exceeding five (5) days, after each Warrant represented by the Warrant Certificate shall have been exercised, a certificate for the shares of Common Stock issuable upon the exercise of each Warrant evidenced by such Warrant Certificate. The Holder shall be deemed to have become the holder of record of such shares of Common Stock (a "Shareholder") as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price or conversion of such Warrant pursuant to Section 13 of this Agreement.

     (e) The Warrants evidenced by a Warrant Certificate shall be exercisable at the election of the Holder, either as an entirety or from time to time for part only of the number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrant is exercised, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Company. Notwithstanding anything herein to the contrary, the Company may elect to pay cash in lieu of issuing Common Stock in accordance with Section 13(a) of this Agreement.

     Section 6. Payment of Taxes. The Company shall pay all documentary stamp
                ----------------
taxes, if any, attributable to the issuance of Warrants and the issuance of Common Stock upon the exercise of any Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any certificates for shares of Common Stock in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 7. Mutilated or Missing Warrant Certificates. In case any of
                -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

     Section 8. Representations and Warranties of the Company. The Company is a
                ---------------------------------------------
duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation where the nature of the activities conducted by the Company makes such qualification necessary. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Warrant Certificates contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company, the execution and delivery by Company of the Warrant Certificates contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other or further corporate proceedings will be necessary for the execution and delivery of such agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Section 9. Reservation of Common Stock.
                ---------------------------

     (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock and shares of Common Stock held in its Treasury, for the purpose of enabling it to satisfy all obligations to issue shares of Common Stock upon the exercise of Warrants the maximum number of shares of Common Stock which are required to be delivered upon the exercise of all outstanding Warrants.

     (b) The Company covenants that the shares issuable upon exercise of the Warrants (the "Warrant Shares") will, upon issuance, be duly issued and outstanding; fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

     (c) The Company is authorized to requisition from time to time from a transfer agent for the Common Stock (including the Company if then acting as a transfer agent) stock certificates required to honor the exercise of outstanding Warrants. The Company hereby authorizes its present and any future such transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed Common Stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 11.

     Section 10. Stock Exchange or Nasdaq Listings. The Company will use its
                 ---------------------------------
best efforts to have the shares of Common Stock which are issuable upon exercise of Warrants listed for trading on any securities exchange or the National Association of Securities Dealers Automated Quotation System on which the then outstanding Common Stock is then listed.

     Section 11. Adjustment of Exercise Price and Number and Kind of Securities
                 --------------------------------------------------------------
Purchasable upon Exercise of Warrants.
-------------------------------------

     (a)  Adjustment of Exercise Price and Number of Warrants. The Exercise
          ---------------------------------------------------
Price shall be subject to adjustment from time to time as provided in this
Section 11. No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any subsequent adjustments so carried forward shall amount to $.01 per share or more. Upon each adjustment of the Exercise Price, the Holder shall thereafter, at or prior to the Expiration Date, be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares issuable upon exercise of the Warrants (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the Exercise Price resulting from such adjustment.

     (b)  Subdivision or Combination of Stock. In case the Company shall at any
          -----------------------------------
time subdivide the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon exercise of the Warrants immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon exercise of the Warrants immediately prior to such combination shall be proportionately reduced.

     (c)  Adjustments for Consolidation, Merger, Sale of Assets, Reorganization,
          ---------------------------------------------------------------------
etc. In case the Company (i) consolidates with or merges into any other
---
corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock of the Company is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (c), the Holder, upon the exercise of the Warrants at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for shares issuable upon such exercise of the Warrants prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised such Warrants immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 11). Notwithstanding the foregoing, in the event that a definitive agreement (a "Sale Agreement") is executed with respect to an all cash transaction involving (i) either a merger or consolidation of the Company with and into another corporation or (ii) the sale of all or substantially all of the outstanding shares of Common Stock of the Company, the Company shall have the right, on three (3) days prior written notice to the Holder, to pay or cause to be paid to the Holder on or immediately prior to the closing date of the transactions under the Sale Agreement in full and complete satisfaction and cancellation of the Warrants, an amount in cash equal to (A) the product of (x) the price per share of Common Stock payable to the holders of Common Stock under the Sale Agreement and (y) the number of shares of Common Stock issuable upon exercise of the Warrants on such date minus (B) the product of (x) the Exercise Price in effect at such date and (y) the number of shares of Common Stock issuable upon exercise of the Warrants on such date.

     (d)  Notice of Adjustment. Whenever the number of shares issuable upon the
          --------------------
exercise of the Warrants or the Exercise Price is adjusted, as provided in this
Section 11, the Company shall prepare and mail to the Holder a certificate setting forth (i) the Exercise Price and the number of shares issuable upon the exercise of the Warrants after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

     (e)  No Change of Warrant Necessary. Irrespective of any adjustment in the
          ------------------------------
Exercise Price or in the number or kind of shares issuable upon exercise of the Warrants, the Warrants may continue to express the same price and number and kind of shares as are stated in the Warrants as initially issued.

     (f)  Successive Transactions. The provisions of this Section 11 shall
          -----------------------
similarly apply to successive transactions.

     Section 12. Fractional Shares of Common Stock. The Company may, but will
                 ---------------------------------
not be required to, issue fractions of shares of Common Stock or to distribute shares of Common Stock certificates which evidence fractions of shares upon the exercise of the Warrants; provided, however, that in lieu of fractional shares of Common Stock the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current Market Price as defined in Section 13(c) below of shares of the Company's Common Stock.

     Section 13. Exercise Options.
                 ----------------

     (a)  Cash In Lieu of Exercise. At any time prior to the Expiration Date,
          ------------------------
the Holder may notify the Company of its intent to exchange the Warrants represented by the Warrant Certificates in whole or in part (a "Warrant Exchange") into the number of fully paid and non-assessable shares of Common Stock determined in accordance with this Section 13, by surrendering such Warrant Certificate(s) at the principal office of the Company or at the office of its Transfer Agent, accompanied by a notice stating such Holder's intent to effect such exchange and the number of Warrants to be exchanged (the "Notice of Exchange"). Upon receipt of a

Notice of Exchange, the Company shall have the option in its sole discretion to pay to Holder cash in lieu of Common Stock issuable upon Holder's exercise of Warrants, if, on a fully diluted basis, Holder's total ownership in the Company on the date of a Notice of Exchange exceeds ten percent (10%) of the total outstanding Common Stock on the date on which the Notice of Exchange is received by the Company. For the purpose of this Section 13(a), "ownership" means Holder's ownership of the Company's Common Stock and securities convertible into shares of Common Stock. If the Company elects to exercise its cash payment option under this Section 13(a), the Company shall notify Holder of such election within five (5) days of the Company's receipt of the Notice of Exchange. If the Company elects to exercise its cash payment option, the Company shall pay to Holder in cash an amount per share equal to the difference between the Exercise Price and Market Price (as defined in Section 13(c)). The Company shall pay any cash due to Holder as follows: one third of such sum within ten
(10) days of the date of the Company's receipt of the Notice of Exchange and the balance in cash paid one third thereof on each of the first and second anniversaries of the day after the date of Notice of Exchange. Any unpaid sums shall accrue interest at six percent (6%) per year.

     (b)  Cashless Exercise. At any time prior to the Expiration Date and
          -----------------
subject to Section 13(a), the Holder may effect a Warrant Exchange for the number of fully paid and non-assessable shares of Common Stock determined in accordance with this Section 13(b), by surrendering such Warrant Certificate(s) at the principal office of the Company or at the office of its Transfer Agent, accompanied by a Notice of Exchange. Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a Warrant Certificate of like tenor evidencing the balance of the shares remaining subject to the Holder's Warrant Certificate(s), shall be issued as of the date of the Notice of Exchange and delivered to the Holder within five (5) business days following the date that the Notice of Exchange is received by the Company (the "Exchange Date"). In connection with any Warrant Exchange, the Holder's Warrant Certificate(s) shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the next highest integer) equal to the product of (A) the number of shares covered by the Warrant Certificate(s) that are being exchanged as specified by the Holder in its Notice of Exchange (the "Total Share Number") multiplied by (B) a fraction, the numerator of which is the Market Price (defined below) of the Company's Common Stock less the then existing Exercise Price per share and the denominator of which is the Market Price.

     (c) For the purpose of this Agreement, Market Price, which shall be calculated on the date on which the Notice of Exchange is received by the Company, shall be the last reported sale price, or in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq Market System (National or SmallCap system, as applicable) or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two (2) days immediately preceding such issuance or sale and the day of such issuance or sale.

     Section 14. Restrictions on Transferability. The Warrant Certificates and
                 -------------------------------
the shares of Common Stock issuable upon exercise of the Warrants shall not be transferable except upon the conditions specified in Section 4 and this Section 14, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") in respect of the transfer of any Warrant Certificate or any shares of Common Stock issuable upon exercise of the Warrants.

     (a)  Restrictive Legend; Holder's Representation. Unless and until
          -------------------------------------------
otherwise permitted by this Section 14, each certificate representing shares of Common Stock issuable upon exercise of the Warrants, and any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing the legend set forth below shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE TRANSFER, RESALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE MADE ONLY PURSUANT TO AN EFFECTIVE REGISTRATION

     STATEMENT UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND BY DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THERE IS SUCH AN EXEMPTION.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED AS OF JANUARY 4, 2002, BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

     (b) The Holder represents to the Company that it is acquiring the Warrants and will acquire the shares of Common Stock issuable upon exercise of the Warrants (if at all) for its own account and not with a view to any public distribution thereof. The acquisition of any Warrants or shares of Common Stock issuable upon exercise of the Warrants by the Holder on the date of this Agreement or upon exercise of a Warrant shall constitute the Holder's reaffirmation of such representation. The Holder further represents to the Company that it is an "accredited investor" as defined in Regulation D under the Securities Act. The Holder understands that the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act and may only be sold or otherwise disposed of in compliance with the Securities Act. The Holder by its acceptance of such security further understands that such security may bear a legend as contemplated by this Section 14.

     (c) All Warrant Certificates issued upon transfer, division or combination of, or in substitution for, any Warrant Certificate or Warrant Certificates entitled to bear such legend shall have a similar legend endorsed thereon.

     Section 15. Registration Rights. (a) For a period of two (2) years from the
                 -------------------
later of (i) the Grant Date or (ii) the date hereof, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-8 or on Form S-4 or on Form S-3 relating solely to an SEC Rule 145 transaction or relating solely to a merger, recapitalization, share exchange, consolidation, acquisition or similar transaction, the Company will:

     (i)  promptly give to the Holder written notice thereof; and

     (ii) include in such registration, and in any underwriting involved therein, all the shares of Common Stock issued or issuable upon exercise of the Warrants specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by the Holder, except as set forth in subsection 15(b) and (c) below.

     (b)  Underwriting.  If the registration of which the Company gives notice
          ------------
is for a registered public offering involving a firm-commitment underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subsection 15(a)(i). In such event the right of the Holder pursuant to this subsection 15 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Common Stock in the underwriting to the extent provided herein. The Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form (and not inconsistent with the terms hereof) with the underwriter or underwriters selected for such underwriting by the Company.

     (c) In the case of any registration of Common Stock by the Company in a firm-commitment underwriting, if the managing underwriters give written advice to the Company that marketing factors require a limitation on all or any part of the number of shares of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) to be offered and sold by stockholders of the Company in such offering, there shall be included in the offering: (i) first, all securities proposed by the Company to be sold for its account; and (ii) second, that number of shares of Common Stock, if any, requested to be included in such registration statement by the Holder and by other stockholders of the Company having contractual rights to include shares in such registration, on a pro rata basis based upon the number of shares of Common Stock each Holder and each such other stockholder beneficially owns, except that where such a registration is solely for another shareholder, such shareholder shall be considered before the Holder.

     (d) The shares of Common Stock issuable upon exercise of the Warrants covered by an effective registration statement may be transferred by the Holder for as long as the registration statement is effective.

Not withstanding the foregoing, the Holder shall not offer or sell on the open market more than 100,000 shares of such Common Stock issuable upon exercise of the Warrants during a period of five (5) consecutive trading days at any time for the term of this Agreement. If the Holder does not comply with this section 15(d), the Company has a right to amend the registration statement and to remove from registration any of Common Stock issuable upon exercise of the Warrants which remains unsold by the Holder.

     (e) If at any time after giving notice pursuant to 15(a) hereof and prior to the effective date of any such registration statement, the Company shall determine for any reason not to register or to delay registration of its securities, the Company may give written notice of such determination to Holder who has requested inclusion of Common Stock issuable upon exercise of the Warrants in such registration statement and, thereupon the Company (i) in the case of a determination not to register, shall be relieved of its obligation to register any Common Stock and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Common Stock for the same period as the delay in registering other securities included in such registration statement.

     (f) The Company will notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and Holder shall thereupon forthwith discontinue use of such prospectus until receipt of notice from the Company that use of such prospectus may be resumed or receipt of prospectus supplement or amendment so that such prospectus will not contain such untrue statement or omission.

     (g) Holder included in any registration shall promptly furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     Section 16.  Indemnification.
                  ----------------

          (a) The Company will indemnify the Holder and each of its officers, directors and partners, and each person controlling the Holder within the meaning of Section 15 of the Securities Act ("controlling person"), with respect to which registration, qualification or compliance of the Company's Common Stock issuable upon exercise of the Warrants, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling such Holder, for any reasonable legal and any other expenses incurred in connection with investigation, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 16(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company in its sole discretion; and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by or on behalf of the Holder specifically for use therein, and provided further that the indemnity agreement contained in this subsection 16(a) shall not apply to the extent that any such claim, loss, damage or liability arises out of or is based on the Holder's use of a prospectus after the Company has notified the Holder under Section 15(f).

          (b) The Holder will, if the Company's Common Stock issuable upon exercise of the Warrants held by or issuable to the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and controlling persons, each underwriter, if any, of the Company's securities covered by such a registration statement, and each controlling person of such underwriter, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 16(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder.

          (c) The Holder will indemnify the Company against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any transfers, assignments or sales to any entities by the Holder of either the Warrants or the Company's Common Stock issuable upon exercise of the Warrants as permitted in Sections 4 and 14 of this Agreement, and will reimburse the Company for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action.

          (d) Each party entitled to indemnification under this subsection 16 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would in the unqualified written opinion of counsel to the Holder, be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 16 is due in accordance with its terms but for any reason is judicially determined to be unenforceable against the Indemnifying Party or otherwise unavailable to the Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement, or omission or alleged omission, of material fact related to the information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 16(e) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 16(e), no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 16(e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not, in the absence of actual prejudice to such party or parties, relieve it to them from such contribution obligation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

     Section 17.    Notices.   All notices, demands or other communications
                    -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, via registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier services:

          (a)       If to the Company, to:

                    Mercator Software, Inc.
                    45 Danbury Road,
                    Wilton, Connecticut 06897
                    Attention: Chief Executive Officer

                    with a copy to:

                    Gould & Wilkie LLP
                    One Chase Manhattan Plaza
                    New York, N.Y. 10005-1401
                    Attention: Paul A. Soden, Esq.


          (b)       if to Holder, to:

                    MAST Services Incorporated LLC
                    650 Madison Avenue
                    New York, N.Y. 10022
                    Attention: Nathaniel Mass

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered (or delivery is refused) or as of the date deposited with the courier, as the case may be.

     Section 18.    Supplements and Amendments.
                    --------------------------

     The Company may from time to time supplement or amend this Agreement without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holder.
This Agreement may be changed, waived or terminated only with the written consent of the Company and Holder.

     Section 19.    No Rights as Shareholders.  Until such time as the Holder
                    -------------------------
exercises a Warrant, nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holder any rights of a shareholder, including without limitation, the right to vote, to receive dividends or to consent to, or receive notice as a shareholder in respect of, any meeting of shareholders for the election of directors of the Company or for any other matter.

     Section 20.    Successors.  All the covenants and provisions of this
                    ----------
Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

     Section 21.    Binding Effect. This Agreement shall be in full force and
                    --------------
effect so long as any warrants is issued and remains outstanding pursuant to this Agreement.

     Section 22.    Governing Law. This Agreement and each Warrant issued
                    -------------
hereunder shall be governed by and construed in accordance with the internal laws of the State of Connecticut, without regard to its conflicts of laws provisions.

     Section 23.    Jurisdiction:  Service of Process. Any action or proceeding
                    ---------------------------------
arising out of this Agreement may be brought against any of the parties in the courts of the state of Connecticut, County of Fairfield, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of the state and federal courts of the State of Connecticut (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     Section 24.    Benefits of this Agreement; Rights of Action.  Nothing in
                    --------------------------------------------
this Agreement shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

     Section 25.    Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts by facsimile signature, and with counterpart signature pages, each of which shall be an original, and all of which together shall constitute one and the same Agreement.

     Section 26.    Headings.  The descriptive headings of the several
                    --------
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 27.    Severability.  If any term, provision, covenant or
                    ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              MERCATOR SOFTWARE, INC.




                              By:_______________________________________

                                  Name:

                                  Title:


Attest:


_______________________________


                              MAST SERVICES, LLC



                              By:_______________________________________

                                  Name:

                                  Title:


Attest:


_______________________________

                                   EXHIBIT A
                         [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE TRANSFER, RESALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY ONLY BE MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND BY DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THERE IS SUCH AN EXEMPTION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED AS OF JANUARY 7, 2002, BY
AND BETWEEN THE HOLDER AND THE COMPANY, COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

           EXERCISABLE ONLY ON OR BEFORE 5:00 P.M. CONNECTICUT TIME

                            _______________, 200__

No. W-                                              _________ Warrants

                              WARRANT CERTIFICATE

                            MERCATOR SOFTWARE, INC.

          This Warrant Certificate certifies that MAST Service LLC, a Delaware limited liability company, is the registered holder (the "Holder") of _______ Warrants (the "Warrants") expiring ____________, 200_ to purchase shares of common stock of Mercator Software, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the Holder to purchase from the Company, on or after the issuance hereof, and on or before 5:00 p.m. Connecticut time on ________ one fully paid and nonassessable share of common stock of the Company, par value $.01 per share ("Common Stock"), at the exercise price (the "Exercise Price") at the time in effect under the Warrant Agreement (as defined on the reverse hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of such Exercise Price to the Company in Wilton, Connecticut, subject to the conditions set forth herein and in the Warrant Agreement, provided, however, that the number or kinds of shares of Common Stock or other securities (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to on the reverse hereof may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company or as provided in
     Section 13 of the Warrant Agreement.



     No Warrant may be exercised after 5:00 p.m. Connecticut time on __________, 200_ (the "Expiration Date").



     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Holder by the manual signature of one of its authorized officers.

                         Void after ____________, 200_


                            MERCATOR SOFTWARE, INC.


     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement, dated as of January 4, 2002 (the "Warrant Agreement"), between the Company and Holder, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Warrant Agreement. A copy of the Warrant Agreement is available for inspection at the Company, located at 45 Danbury Road, Wilton, Connecticut, during regular business hours.


     Warrants may be exercised to purchase shares of Common Stock from the Company at any time, or from time to time on or after ________, 200_ and on or before the Expiration Date, at the Exercise Price then in effect. The Holder may exercise the Warrants represented by this Warrant Certificate by surrendering the Warrant Certificate with the Form of Exercise attached herewith properly completed and executed, together with payment of the Exercise Price at the time in effect, to the Company. In the event that an exercise of Warrants evidenced hereby shall be an exercise of less than the total number of Warrants evidenced hereby, there shall be issued to the Holder a new Warrant Certificate evidencing the number of Warrants not exercised. The Holder may exchange the Warrants represented by this Warrant Certificate by surrendering the Warrant Certificate with the Form of Exercise attached herewith properly completed and executed, together with a Notice of Exchange, to the Company. In the event that an exchange of Warrants evidenced hereby shall be an exchange of less than the total number of Warrants evidenced hereby, there shall be issued to the Holder a new Warrant Certificate evidencing the number of Warrants not exchanged. No adjustment will be made for any dividends on any shares of Common Stock issuable upon exercise or exchange of this Warrant.


     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the shares of Common Stock referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be adjusted.

     The Company may, but shall not be required to, issue fractions of shares of Common Stock or any certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current market price then in effect.



     The Warrants represented by this Warrant Certificate are not transferable or assignable, in whole or in part. The Company shall make no service or other charge in connection with any such exchange of this Warrant Certificate, for the purpose of any exercise hereof, any distribution to the Holder hereof, and for all other purposes.

                              [FORM OF EXERCISE]


          To Be Executed by the Holder in Order to Exercise Warrants


     THE UNDERSIGNED HOLDER hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


            ______________________________________________________
            (please insert name and taxpayer identification number)

and be delivered to

            ______________________________________________________

            ______________________________________________________

            ______________________________________________________

            ______________________________________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below:


                 ____________________________________________

                 ____________________________________________

                 ____________________________________________
                                   (Address)

                       _________________________________
                                    (Date)


                       _________________________________
                           (Signature of the Holder)

                                   EXHIBIT B


Grant Date as used in this Agreement shall be the date on which the Company signs an agreement with a strategic partner concerning which the Holder has performed the following functions: introduction to Company, performance of due diligence in regard to the partner and assisted the Company, upon Company's reasonable request, in negotiating the agreement with the partner.


Exercise (Strike) Price means the greater of (i) 1.35 times the Grant Price or
(ii) $8.98. Grant Price means the Company's stock price at Grant Date, which equals to the average final last reported sale price for the last ten (10) trading days prior the Grant Date as officially reported by NASDAQ.


Term means expected life of Warrants which shall be 3 years.

Number of Warrants Issuable shall be determined by the following formula:

     O = Fee / BS, where O is the number of Warrants to be granted, Fee is the value of the Warrants to be granted and BS is the value of a single Warrant to be granted, determined by calculating the "Black-Scholes" value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values: (i) Grant Price as defined above; (ii) volatility of the Company's stock as determined by the Company and approved by the Company's auditors for a calendar year in which Warrants are granted; (Notwithstanding the foregoing, the rate to be utilized for 2001 shall be 80%.) (iii) a risk free rate which means annualized yield on 3-year US Treasury bonds at the Grant Date, as published in the Wall Street Journal, minus the Company's annualized dividend yield at the end of the quarter in which the Warrants are granted (excluding one-time dividends); and (iv) Exercise Price as defined above. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Company shall calculate such amount in its sole discretion using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.